SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






                       Date of Report - December 30, 1998
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)


                          (Commission File No. 1-9293)



            Oklahoma                                 73-1016728
  (State of Incorporation)               (IRS Employer Identification No.)



                 321 East Main Street
                     Ada, Oklahoma                             74821-0145
       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:          (580) 436-1234



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Item 2.  Acquisition or Disposition of Assets.

         On October 5, 1998, Pre-Paid Legal Services, Inc. ("Pre-Paid") entered into a Stock Purchase Agreement (the "Agreement") with Pioneer Financial Services ("Pioneer"), a wholly-owned subsidiary of Conseco, Inc., providing for the purchase ("Stock Purchase") of all of the outstanding capital stock of Universal Fidelity Life Insurance Company ("UFL"), a life and health insurance company domiciled in the State of Oklahoma.

         The Stock Purchase was consummated December 30, 1998. In accordance with the Agreement and the purchase price calculation provisions contained therein, Pre-Paid transferred $20.7 million in cash to Pioneer in exchange for all of the outstanding capital stock of UFL, before consideration of a $12.5 million extraordinary dividend payable by UFL to Pre-Paid at Pre-Paid's discretion, resulting in net consideration paid of $8.2 million. As a part of the transaction Pioneer Life Insurance Company, a wholly-owned subsidiary of Pioneer, entered into a 100% coinsurance agreement with UFL assuming all of the assets and liabilities relating to UFL's Medicare supplement and health care business written by UFL. UFL will retain its existing life insurance business and will continue to provide claims processing for the coinsured Medicare supplement and health care policies and receive full cost reimbursement for such services pursuant to an Administrative Services Agreement entered into by UFL and Pioneer or an affiliate of Pioneer. Statutory assets and liabilities remaining in UFL after the purchase but before the dividend include $25.6 million in cash and investments, $800,000 relating to real estate, computer systems and furniture and fixtures (occupied and utilized by UFL) and $2.2 million of receivables generated in the ordinary course of business, including a receivable of $571,000 from Pioneer that was paid to UFL at closing. Statutory liabilities of UFL remaining after the transaction include life insurance reserves of $8.5 million and other ordinary course of business accrued liabilities of $1.1 million.

         The Stock Purchase consideration and related transactions were determined by arm's-length negotiation between Pre-Paid and Pioneer. There was no prior material relationship between Pioneer and its officers, directors and shareholders and Pre-Paid or its officers, directors and affiliates. The UFL capital stock was not publicly traded.

         UFL is a Duncan, Oklahoma based life and health insurance company formed in 1935 and engaged in the marketing of insurance products including life, home health, long term care, nursing facilities and Medicare supplement insurance policies.



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Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

         Financial statements of UFL are not required to be filed herewith pursuant to Section 3-05(b) of Regulation S-X.

         (b)       Pro Forma Financial Information.

         Pro forma financial information is not required to be presented herein pursuant to Section 11-01 of Regulation S-X.

         (c)      Exhibits.



      Exhibit
        No.                          Description

       2.1 Stock Purchase Agreement dated as of October 5, 1998, between Pre-Paid and Pioneer.

       2.2 Coinsurance Agreement dated as of December 30, 1998 between UFL and Pioneer Life Insurance Company.

       2.3 Administrative Services Agreement and Amendment No. 1 thereto dated as of December 30, 1998 between UFL and Pioneer.

      99.1    Press release dated October 6, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PRE-PAID LEGAL SERVICES, INC.


                                             By: /s/ RANDY HARP
                                                 -------------------------------
                                             Randy Harp, Chief Operating Officer
                                             and Chief Financial Officer

Date:  January 13, 1999


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                                INDEX TO EXHIBITS


  Exhibit                  Description
    No.

     2.1 Stock Purchase Agreement dated as of October 5, 1998, between Pre-Paid and Pioneer.

     2.2 Coinsurance Agreement dated as of December 30, 1998 between UFL and Pioneer Life Insurance Company.

     2.3 Administrative Services Agreement and Amendment No. 1 thereto dated as of December 30, 1998 between UFL and Pioneer.

    99.1     Press release dated October 6, 1998.